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                                                                    EXHIBIT 99.1


PRESS RELEASE

Public Relations:
Steve Shattuck
Western Digital Corporation
949.672.7817
steve.shattuck@wdc.com

Investor Relations:
Bob Blair
Western Digital Corporation
949.672.7834
bob.blair@wdc.com


FOR IMMEDIATE RELEASE:

         SOLID RETURN TO PROFITABILITY IN HARD DRIVE BUSINESS HIGHLIGHTS WESTERN DIGITAL SECOND QUARTER RESULTS

         CORE HDD BUSINESS POSTS SEQUENTIAL, YEAR-OVER-YEAR REVENUE GROWTH & GROSS MARGIN IMPROVEMENT, $10.2 MILLION OPERATING PROFIT BEFORE EXTRAORDINARY GAINS

LAKE FOREST, Calif. - Jan. 25, 2001 -- Western Digital Corp. (NYSE: WDC) today reported revenue of $530.7 million and net income of $1.8 million, or $.01 per share, for its second quarter ended December 29, 2000--including a $10.2 million operating profit in its hard drive business and a 21 percent sequential growth in total revenue from its fiscal first quarter. The consolidated Q2 results include an extraordinary gain of $10.6 million relating to bond redemptions. Excluding the extraordinary gain, the Company would have had a net loss of $8.8 million, or $.05 per share.

         The strong operating performance of Western Digital's Hard Drive Solutions business reverses a string of 11 consecutive quarters of operating losses. In the year earlier period, Western Digital reported total revenue of $560.2 million, including $42.9 million for sales of enterprise class drives - a product line that was discontinued in January 2000. On a year-over-year basis, the Company's desktop hard drive business saw revenue grow from $517 million in Q2 fiscal 2000 to $531 million in Q2 fiscal 2001. In the first quarter of fiscal 2001, consolidated revenue totaled $440 million, almost all of it from desktop drives.

         The net loss in the year earlier period was $15.2 million, or $.13 per share, and included an extraordinary gain of $76.3 million for bond redemptions and restructuring charges of $25.5 million, primarily related to the closure of a manufacturing facility in Singapore. Excluding the extraordinary gain and restructuring charges, the net loss would have been $66.0 million, or $.54 per share.

         Matt Massengill, president and chief executive officer of Western Digital, said: "Solid profitability and revenue growth in our hard drive business show that we have achieved much of what we set out to do a year ago. Western Digital has returned to the desktop HDD industry's leadership position for both time-to-market and time-to-volume in the 5400 and 7200 RPM platforms, enabling us to achieve a richer product mix. The hard drive business is generating cash; we have expanded gross margins to desktop industry competitive levels; and our flexibility in managing the fast-changing dynamics of our customer and component supply base has earned us primary supplier status at many of the major PC OEMs. The prevailing conditions in our industry favor the players who are executing, flexible, and focused."

         Western Digital shipped more than 5.8 million hard drives in the second quarter--up 14 percent from 5.1 million units in the first fiscal quarter and from the 5.1 million desktop units shipped in the year ago quarter. The 20 GB-per-platter family of drives accounted for approximately 76 percent of units shipped in Q2, reflecting WD's first-to-market and first-to-volume achievement with its 20 gigabyte 7200 RPM drive in the first quarter. Nearly 40 percent of Q2 units shipped were 7200 RPM drives. Last week, the Company announced it is in volume production of the new WD Caviar(TM) 5400 RPM, 30 GB-per-platter model--another industry first.



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         Massengill noted that the second quarter results included operating losses totaling $19.4 million for the Company's new business ventures, and that the Company is continuing to focus its efforts on reducing those losses throughout the calendar year.

         For the six months ended December 29, 2000, revenue was $970.9 million and the net loss was $31.7 million, or $.20 per share, including extraordinary gains of $21.8 million. This compares with year-earlier revenues of $967.1 million, including $124.3 million for sales of subsequently discontinued enterprise class drives, and a net loss of $121.5 million, or $1.12 per share, including extraordinary gains of $166.9 million and non-recurring charges of $95.5 million.

CONFERENCE CALL

         Western Digital has scheduled an investment community conference call to discuss second fiscal quarter financial results to be broadcast live over the Internet on Thursday, January 25, 2001 at 2 p.m. PDT at http://www.westerndigital.com/invest, click on "Conference Call." An investor information sheet related to the Q2 results will be posted on the same location of the WD Web site.

ABOUT WESTERN DIGITAL

         Western Digital, one of the storage industry's long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. Our core business, Hard Drive Solutions, produces reliable, high-performance hard drives that enable users to keep data close-at-hand and secure from loss.

         Western Digital's new ventures meet the increasing demand for innovative information management solutions arising from the growth of the Internet and broadband services. Keen Personal Media provides interactive broadband Personal Video Recorder and set-top box software, services and hardware for television content management. Connex designs Network Attached Storage products that enable IT managers to quickly expand network storage, and software that simplifies the central management of Storage Area Networks. SageTree is a software company providing enterprise manufacturing and supply chain analytic applications.

         Western Digital was founded in 1970. The Company's storage products are marketed to leading systems manufacturers and selected resellers under the Western Digital brand name. Visit the Investor section of our Web site to access a variety of financial and investor information. (www.westerndigital.com)

       This release contains forward-looking statements, including statements relating to reduction of losses from the Company's new business ventures, component shortages and pricing, improving gross profit margin and product mix. The forward-looking statements are based on current management expectations, and actual results may differ materially as a result of several factors, including: market acceptance for the Company's products and the products and services of the Company's new business ventures; the Company's ability to execute future production ramps and utilize manufacturing assets efficiently; availability of hard drive components; changes in product and customer mix; pricing trends; actions by competitors; successful entry into new markets by the Company and its subsidiaries; and other factors discussed in the Company's recent SEC filings.

         The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of such statements.

                                      # # #

Western Digital and WD Caviar are registered trademarks. Keen Personal Media is a trademark of Keen Personal Media, Inc. Connex is a trademark of Connex, Inc. SageTree is a trademark of SageTree, Inc. All other brand and product names mentioned herein are the property of their respective companies.


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                           WESTERN DIGITAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                 -----------------------------------------       -----------------------------
                                                  DEC. 29,        SEP. 29,        DEC. 31,         DEC. 29,          DEC. 31,
                                                    2000            2000           1999             2000              1999
                                                 ---------       ---------       ---------       -----------       -----------
Revenues, net .............................      $ 530,720       $ 440,222       $ 560,174       $   970,942       $   967,131
Costs and expenses:
      Cost of revenues ....................        467,209         414,493         539,932           881,702         1,012,232
      Research and development ............         37,367          34,961          44,083            72,328            94,226
      Selling, general and administrative .         35,771          33,899          39,070            69,670            82,892
      Restructuring charges ...............             --              --          25,535                --            57,835
                                                 ---------       ---------       ---------       -----------       -----------
           Total costs and expenses .......        540,347         483,353         648,620         1,023,700         1,247,185
                                                 ---------       ---------       ---------       -----------       -----------
Operating loss ............................         (9,627)        (43,131)        (88,446)          (52,758)         (280,054)
Net interest and other income (expense) ...            839          (1,632)         (3,028)             (793)           (8,357)
                                                 ---------       ---------       ---------       -----------       -----------

Loss before income taxes and
  extraordinary item ......................         (8,788)        (44,763)        (91,474)          (53,551)         (288,411)
Income tax benefit ........................             --              --              --                --                --
                                                 ---------       ---------       ---------       -----------       -----------
Loss before extraordinary item ............         (8,788)        (44,763)        (91,474)          (53,551)         (288,411)
Extraordinary gain from redemption of
  debentures ..............................         10,576          11,243          76,277            21,819           166,899
                                                 ---------       ---------       ---------       -----------       -----------
Net income (loss) .........................      $   1,788       $ (33,520)      $ (15,197)      $   (31,732)      $  (121,512)
                                                 =========       =========       =========       ===========       ===========

Basic and diluted income (loss)
  per common share:

Basic before extraordinary item ...........      $    (.05)      $    (.30)      $    (.76)      $      (.34)      $     (2.66)
Extraordinary gain ........................      $     .06       $     .07       $     .63       $       .14       $      1.54
                                                 ---------       ---------       ---------       -----------       -----------
Basic .....................................      $     .01       $    (.23)      $    (.13)      $      (.20)      $     (1.12)
                                                 =========       =========       =========       ===========       ===========
Diluted ...................................      $     .01       $    (.23)      $    (.13)      $      (.20)      $     (1.12)
                                                 =========       =========       =========       ===========       ===========
Common shares used in computing
  per share amounts:
Basic .....................................        171,175         148,044         121,128           159,609           108,523
                                                 =========       =========       =========       ===========       ===========
Diluted ...................................        171,175         148,044         121,128           159,609           108,523
                                                 =========       =========       =========       ===========       ===========


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                           WESTERN DIGITAL CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      DEC. 29,       JUN. 30,
                                                                        2000           2000
                                                                    -----------      ---------
                                                                    (UNAUDITED)
                                     ASSETS

Current assets:
      Cash and cash equivalents ...............................      $ 179,383       $ 184,021
      Accounts receivable, net ................................        173,966         149,135
      Inventories .............................................         78,177          84,546
      Prepaid expenses and other current assets ...............         10,341          33,693
                                                                     ---------       ---------
           Total current assets ...............................        441,867         451,395
Property and equipment, net ...................................        104,734          98,952
Intangible and other assets, net ..............................         44,336          65,227
                                                                     ---------       ---------
           Total assets .......................................      $ 590,937       $ 615,574
                                                                     =========       =========

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
      Accounts payable ........................................      $ 263,001       $ 266,841
      Accrued expenses ........................................        145,329         178,225
                                                                     ---------       ---------
           Total current liabilities ..........................        408,330         445,066
Other liabilities .............................................         44,467          44,846
Convertible debentures ........................................        113,203         225,496
Minority interest .............................................          9,251          10,000

Shareholders' equity (deficit):
      Common stock, $.01 par value ............................          1,744           1,436
      Additional paid-in capital ..............................        528,531         371,587
      Accumulated deficit .....................................       (514,589)       (482,857)
                                                                     ---------       ---------
           Total shareholders' equity (deficit) ...............         15,686        (109,834)
                                                                     ---------       ---------
           Total liabilities and shareholders' equity (deficit)      $ 590,937       $ 615,574
                                                                     =========       =========


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